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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Apartment Investment and Management Company for the registration of up to $821,806,085 of debt securities, preferred stock, equity stock, Class A Common Stock or warrants of Apartment Investment and Management Company, and $500,000,000 of debt securities of AIMCO Properties, L.P. and to the incorporation by reference therein of our report dated January 24, 2001, except for Note 24, as to which the date is March 29, 2001, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 2000, and of our report dated January 24, 2001, except for Note 23, as to which the date is March 29, 2001, with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                                  /s/ ERNST & YOUNG LLP

Denver, Colorado
October 5, 2001